Exhibit 99.1

R.H. Donnelley Appoints Robert A. Gross Vice President and Controller

    CARY, N.C.--(BUSINESS WIRE)--Jan. 5, 2005--R.H. Donnelley Corporation (NYSE: RHD), a leading yellow pages publisher and directional media company, today announced that Robert A. Gross has been appointed Vice President and Controller, effective January 4, 2005.
    Gross previously served as Vice President - Finance at R.H. Donnelley since September 2004. Prior to the Company's acquisition of SBC Communications Inc.'s directory publishing business in Illinois and Northwest Indiana in September 2004, Gross had served as Vice President and Chief Financial Officer of the DonTech II partnership, the Company's 50/50 perpetual partnership with SBC since December 1997. Gross joined DonTech in October 1992 as Manager of Budgets and Strategic Planning and was appointed Controller of DonTech in March 1993. Prior to joining DonTech, Gross held various roles of increasing responsibility at G.R.I. Corporation and Continental Bank. Prior to that, Gross worked in audit for Ernst & Whinney (now Ernst & Young).

    About R.H. Donnelley

    RHD publishes 389 directories, with total distribution of approximately 28 million serving approximately 260,000 local and national advertisers in 19 states. RHD publishes 260 directories under the Sprint Yellow Pages(R) brand in 18 states with total distribution of approximately 18 million serving approximately 160,000 local and national advertisers, with major markets including Las Vegas, Nevada, and Orlando and Ft. Myers, Florida. In addition, RHD publishes 129 directories under the SBC(R) Yellow Pages brand in Illinois and Northwest Indiana with total distribution of approximately 10 million serving approximately 100,000 local and national advertisers. RHD also offers online city guides and search websites in its major Sprint markets under the Best Red Yellow Pages(R) brand at www.bestredyp.com and in the Chicago area at www.chicagolandyp.com. RHD also sells local advertising in Illinois and Northwest Indiana onto SBC's www.SMARTpages.com. For more information, please visit R.H. Donnelley at www.rhd.com.

    Safe Harbor Provision

    Certain statements contained in this press release regarding R.H. Donnelley's future operating results or performance or business plans or prospects and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "should," "will," "planned," "estimated," "potential," "goal," "outlook," and similar expressions, as they relate to R.H. Donnelley or its management, have been used to identify such forward-looking statements. Without limiting the generality of the foregoing, the statements under the caption "Outlook" are forward-looking statements. Regardless of any identifying phrases, these statements and all other forward-looking statements reflect only R.H. Donnelley's current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to R.H. Donnelley. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause R.H. Donnelley's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies are described in detail in Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as well as the Company's other periodic filings with the Securities and Exchange Commission, and in summary and without limitation include the following: (1) our ability to meet our substantial debt service obligations; (2) restrictive covenants under the terms our debt and convertible preferred stock agreements; (3) usage of print yellow pages directories and changes in technology; (4) competition in the yellow pages industry and other competitive media;
(5) our ability to successfully integrate the business recently acquired from SBC; (6) reliance on and extension of credit to small- and medium-sized businesses; (7) dependence on third party providers of printing, distribution and delivery services and the sale of advertising to national accounts; (8) general economic conditions and consumer sentiment in our markets; and (9) fluctuations in the price and availability of paper.

    CONTACT: R.H. Donnelley
             James M. Gruskin, 800-497-6329